As filed with the Securities and Exchange Commission on February 18, 2000
                                                      Registration No. 333-_____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                                 ---------------


                        TOTAL RENAL CARE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                            51-0354549
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)           Identification No.)

                      21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                                 (310) 792-2600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------

          Total Renal Care Holdings, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)

                               Barry C. Cosgrove
                      Senior Vice President and Secretary
                        Total Renal Care Holdings, Inc.
                      21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                                 (310) 792-2600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------

                                   Copies to:
                              James W. Loss, Esq.
                               Riordan & McKinzie
                        600 Anton Boulevard, Suite 1800
                       Costa Mesa, California 92626-1924
                                 (714) 433-2626

                        CALCULATION OF REGISTRATION FEE
=======================================================================================
 Title of each class of       Amount        Maximum          Maximum        Amount of
    securities to be          to be      Offering Price     Aggregate      Registration
       registered           Registered   Per Share/(1)/   Offering Price       Fee
---------------------------------------------------------------------------------------
Common Stock                 800,000     $  3.875         $  3,100,000.00  $  819.00
=======================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Company's Common Stock on February 15, 2000, respectively, as reported on the New York Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         Total Renal Care Holdings, Inc. (the "Company") hereby incorporates herein by reference the contents of the Registration Statement of the Company on Form S-8 dated November 29, 1995, Registration No. 33-99862.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock registered hereby (the "Shares") has been passed upon for the Company by Steven J. Udicious, Acting General Counsel of the Company. Mr. Udicious holds stock and options to purchase stock granted under the Company's employee stock plans which in the aggregate represent less than 1% of the Common Stock.

Item 8.  Exhibits.

5.1 Opinion of Steven J. Udicious, Acting General Counsel, Total Renal Care Holdings, Inc.

23.1 Consent of Steven J. Udicious, Acting General Counsel, Total Renal Care Holdings, Inc. (included in Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP.

24.1     Powers of Attorney (included on page II-2).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torrance, State of California, on February 18, 2000.

                               TOTAL RENAL CARE HOLDINGS, INC.


                               By: /s/ Kent J. Thiry
                                   ----------------------------------------
                                     Kent J. Thiry
                                     Chairman and Chief Executive Officer


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent J. Thiry and Steven J. Udicious, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                            Title                           Date
        ---------                            -----                           ----
/s/   Kent J. Thiry         Chairman and Chief Executive Officer       February 18, 2000
-------------------------    (Principal Executive Officer)
      Kent J. Thiry

/s/ Richard K. Whitney      Chief Financial Officer                    February 18, 2000
-------------------------    (Principal Financial Officer)
    Richard K. Whitney

/s/ John J. McDonough       Vice President and Chief Accounting        February 18, 2000
-------------------------    Officer (Principal Accounting
    John J. McDonough        Officer

/s/ Maris Andersons         Director                                   February 18, 2000
-------------------------
    Maris Andersons

/s/ Richard B. Fontaine     Director                                   February 18, 2000
-------------------------
   Richard B. Fontaine

/s/  Peter T. Grauer        Director                                   February 18, 2000
-------------------------
     Peter T. Grauer

                            Director                                   February __, 2000
-------------------------
  C. Raymond Larkin, Jr.

/s/ Shaul G. Massry         Director                                   February 18, 2000
-------------------------
    Shaul G. Massry

                               Index To Exhibits

Sequentially
Numbered
Exhibit                      Description                 Page Number
-------------                -----------                 -----------


5.1 Opinion of Steven J. Udicious, Acting General Counsel, Total Renal Care Holdings, Inc.

23.1 Consent of Steven J. Udicious, Acting General Counsel, Total Renal Care Holdings, Inc. (included in Exhibit 5.1).

23.2  Consent of PricewaterhouseCoopers LLP.

24.1  Powers of Attorney (included on page II-2).